UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 9, 2026

COGENT BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38443	46-5308248
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

180 Third Avenue, 4th Floor Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 945-5576

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 Par Value	COGT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

On Tuesday, June 9, 2026, Cogent Biosciences, Inc., a Delaware corporation (the “Company”), held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”) at 9:00 a.m., Eastern Time. As of the close of business on April 13, 2026, the record date for the Annual Meeting, there were 170,801,004 shares of common stock, par value 0.001 per share (the “Common Stock”), entitled to vote at the meeting.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, each of the Company’s director nominees was elected and each of the other proposals voted on were approved. The final voting results are set forth below.

	Votes For	Votes Withheld	Broker Non-Votes
Proposal 1. Election of Directors
• Chris Cain, Ph.D.	124,356,809	18,837,092	11,240,612
• Arlene Morris	120,180,517	23,013,384	11,240,612
• Todd Shegog	124,143,441	19,050,460	11,240,612

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 2. Ratification of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm	154,001,553	399,367	33,593	0

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 3. Advisory Vote on Executive Compensation	129,183,846	13,977,449	32,606	11,240,612

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2026	COGENT BIOSCIENCES, INC.

	By:	/s/ Evan Kearns
Evan Kearns
Chief Legal Officer and Corporate Secretary